EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 18, 2024, with respect to the financial statements and supplemental information included in the Annual Report of Quaker Houghton Retirement Savings Plan on Form 11-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statement of Quaker Chemical Corporation on Forms S-8 (File No. 333-208188, 333-159513, 333-115713, 033-54158).

/s/ Grant Thornton, LLP
Philadelphia, Pennsylvania
June 18, 2024
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